EXHIBIT 99.1

J.JILL, INC. ANNOUNCES THIRD QUARTER 2019 RESULTS

Quincy, MA – December 5, 2019 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the third quarter ended November 2, 2019.

Jim Scully, Interim Chief Executive Officer, commented, “While our third quarter results were disappointing, the team is working hard to stabilize the business and drive improvements at a much quicker pace with an immediate focus on operating fundamentals and financial discipline. Our brand has a loyal following, and our attractive store base, combined with our sizable direct business, gives us confidence that we have the key building blocks to once again create value for shareholders.”

For the third quarter ended November 2, 2019:
•	Total net sales for the thirteen weeks ended November 2, 2019 decreased $8.0 million to $166.1 million versus $174.1 million for the thirteen weeks ended November 3, 2018.
•	Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 7.0%.
•	Direct to consumer net sales represented 43.0% of total net sales, compared to 39.8% in the third quarter of fiscal 2018.
•	Gross profit decreased to $106.9 million from $115.5 million in the third quarter of fiscal 2018. Gross margin was 64.4% compared to 66.3% in the third quarter of fiscal 2018.
•	SG&A was $98.0 million compared to $101.6 million in the third quarter of fiscal 2018. SG&A as a percentage of total net sales was 59.0% compared to 58.3% in the third quarter of fiscal 2018.
•
Income from operations decreased to $9.0 million from $13.9 million in the third quarter of fiscal 2018. Adjusted Income from Operations* was $15.6 million compared to Adjusted Income from Operations of $21.1 million in the third quarter of fiscal 2018.

•	Interest expense increased to $4.8 million from $4.7 million in the third quarter of fiscal 2018.
•	Income tax expense was $1.8 million compared to $2.5 million in the third quarter of fiscal 2018, and the effective tax rate was 42.5% compared to 27.1% in the third quarter of 2018.
•	Net income was $2.4 million compared to $6.7 million in the third quarter of fiscal 2018.
•	Diluted earnings per share was $0.05 compared to $0.15 in the third quarter of fiscal 2018.
•
Adjusted EBITDA* for the third quarter of fiscal 2019 decreased by 18.8% to $19.6 million from $24.2 million in the third quarter of fiscal 2018. As a percentage of total net sales, Adjusted EBITDA* was 11.8% compared to 13.9% in the third quarter of fiscal 2018.

For the thirty-nine weeks ended November 2, 2019:
•	Total net sales for the thirty-nine weeks ended November 2, 2019 decreased $12.1 million to $523.3 million versus $535.4 million for the thirty-nine weeks ended November 3, 2018.
•	Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 3.8%.
•	Direct to consumer net sales represented 42.5% of total net sales compared to 40.4% in the thirty-nine weeks ended November 3, 2018.
•
Gross profit decreased to $328.5 million from $352.5 million in the thirty-nine weeks ended November 3, 2018. Gross margin was 62.8% compared to 65.8% in the thirty-nine weeks ended November 3, 2018, reflecting the impact of inventory actions taken in the second quarter ended August 3, 2019.

•
SG&A was $403.5 million compared to $299.2 million in the thirty-nine weeks ended November 3, 2018. In the thirty-nine weeks ended November 2, 2019, SG&A included $96.8 million of expense related to the non-cash impairment of assets and other non-recurring expenses. In the thirty-nine weeks ended November 3, 2018, SG&A included $1.3 million of non-recurring expenses and $0.2 million of accelerated stock compensation expense as a result of a CEO transition. Excluding these non-recurring expenses in both years, SG&A as a percentage of total net sales was 58.6% compared to 55.6% in the thirty-nine weeks ended November 3, 2018.

•
Income from operations, inclusive of non-recurring SG&A expenses, decreased to a loss of $75.0 million from income of $53.2 million in the thirty-nine weeks ended November 3, 2018. Adjusted Income from Operations* was $36.7 million compared to Adjusted Income from Operations of $79.6 million in the thirty-nine weeks ended November 3, 2018.

•	Interest expense was $14.9 million compared to $14.4 million.
•
Income tax expense was $0.1 million compared to $10.4 million in the thirty-nine weeks ended November 3, 2018, and the effective tax rate was -0.1% compared to 26.8% in the thirty-nine weeks ended November 3, 2018.

•
Net income decreased to a loss of $90.0 million from income of $28.4 million in the thirty-nine weeks ended November 3, 2018, which is inclusive of non-recurring SG&A expenses. Excluding these impacts, Adjusted Net Income* was $5.0 million compared to Adjusted Net Income of $29.9 million in the thirty-nine weeks ended November 3, 2018.

•
Earnings per share was a loss of $2.06 compared to diluted earnings per share of $0.64 in the thirty-nine weeks ended November 3, 2018, including the impact of one-time expenses. Excluding these impacts, Adjusted Diluted Earnings per Share* in the thirty-nine weeks ended November 2, 2019 was $0.12 compared to $0.68 in the thirty-nine weeks ended November 3, 2018.

•
Adjusted EBITDA* in the thirty-nine weeks ended November 2, 2019 decreased by 36.8% to $53.7 million from $85.0 million in the thirty-nine weeks ended November 3, 2018. As a percentage of total net sales, Adjusted EBITDA* was 10.3% compared to 15.9% in the thirty-nine weeks ended November 3, 2018.

The Company ended the third quarter fiscal 2019 with $17.0 million in cash. Inventory at the end of the third quarter fiscal 2019 increased to $81.4 million compared to $78.8 million at the end of the third quarter of fiscal 2018. The Company opened four stores and closed none in the third quarter and ended the quarter with 290 stores.
* Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income” for more information.
Outlook
The following guidance for fourth quarter and full year fiscal 2019 does not include any costs associated with the CEO transition announced today, December 5, 2019.
For the fourth quarter of fiscal 2019, we expect total comparable sales to decrease 8% to 10% with total net sales expected to decrease 5% to 7%. Earnings per share are expected to be a loss of $0.14 to $0.16, compared to diluted earnings per share of $0.05 in the fourth quarter of fiscal 2018.

For the full 2019 fiscal year, we expect total comparable sales to decrease 5% to 6% with total net sales expected to decrease 3% to 4%. We now expect Adjusted Diluted Earnings per Share, which excludes the impact of the non-cash impairment charge and other non-recurring expenses in the second quarter fiscal 2019, as well as costs associated with the CEO transition, to be a loss of $0.02 to $0.04 versus our prior Adjusted Diluted Earnings per Share guidance of $0.20 to $0.24. This is compared to diluted earnings per share of $0.69 and Adjusted Diluted Earnings per Share of $0.72 in fiscal 2018.

Leadership Announcement
Separately this morning, the Company announced that the Board of Directors (the “Board”) of J.Jill, Inc. has appointed James (“Jim”) S. Scully as Interim Chief Executive Officer, effective immediately. Linda Heasley has stepped down as President, CEO and a member of the Board of J.Jill, Inc. The Board has begun a search process and Mr. Scully will serve as Interim CEO until the Board has identified a replacement.
Conference Call Information
A conference call to discuss third quarter 2019 results is scheduled for today, December 5, 2019, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (844) 579-6824 or (763) 488-9145 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 9059398 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.
A taped replay of the conference call will be available approximately two hours following the live call and can be accessed both online and by dialing (855) 859-2056 or (404) 537-3406. The pin number to access the telephone replay is 9059398. The telephone replay will be available until Thursday, December 12, 2019.
About J.Jill, Inc.
J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through more than 280 stores nationwide and a robust e-commerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference.
Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:
•
Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, write-off of property and equipment, and other non-recurring expenses and one-time items. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results.

•
Adjusted Income from Operations, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, and other non-recurring expense and one-time items.  We present Adjusted Income from Operations on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.

•
Adjusted Net Income, which represents net income (loss) plus other non-recurring expenses and one-time items. We present Adjusted Net Income on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

•
Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”) represents Adjusted Net Income divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS should not be considered alternatives to, or substitutes for, net income (loss) or EPS, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS to net income (loss) and EPS, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted Net Income as well as Reconciliation of GAAP Operating Income to Adjusted Income from Operations” and not rely solely on Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS or any single financial measure to evaluate our business.
Forward-Looking Statements
This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements under “Outlook” and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
(Tables Follow)

J.Jill, Inc.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	November 2, 2019	November 3, 2018
Net sales	$166,085	$174,106
Cost of goods sold	59,137	58,643
Gross profit	106,948	115,463
Selling, general and administrative expenses	97,972	101,589
Operating income (loss)	8,976	13,874
Interest expense	4,826	4,698
Income before provision for income taxes	4,150	9,176
Income tax provision (benefit)	1,763	2,488
Net income and total comprehensive income	$2,387	$6,688
Net income per common share attributable to common shareholders:
Basic	$0.05	$0.16
Diluted	$0.05	$0.15
Weighted average number of common shares outstanding:
Basic	43,838,667	42,953,173
Diluted	43,950,702	44,475,793

	For the Thirty-Nine Weeks Ended
	November 2, 2019	November 3, 2018
Net sales	$523,281	$535,360
Cost of goods sold	194,736	182,901
Gross profit	328,545	352,459
Selling, general and administrative expenses	308,115	299,248
Impairment of goodwill	88,428	—
Impairment of indefinite-lived intangible assets	7,000	—
Operating (loss) income	(74,998)	53,211
Interest expense	14,852	14,368
(Loss) income before provision for income taxes	(89,850)	38,843
Income tax (benefit) provision	132	10,412
Net (loss) income and total comprehensive income	$(89,982)	$28,431
Net (loss) income per common share attributable to common shareholders:
Basic	$(2.06)	$0.67
Diluted	$(2.06)	$0.64
Weighted average number of common shares outstanding:
Basic	43,653,178	42,674,957
Diluted	43,653,178	44,199,800

J.Jill, Inc.
Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except common share data)

	November 2, 2019	February 2, 2019
Assets
Current assets:
Cash	$16,958	$66,204
Accounts receivable	7,684	4,007
Inventories, net	81,420	77,349
Prepaid expenses and other current assets	26,391	27,734
Total current assets	132,453	175,294
Property and equipment, net	113,224	118,044
Intangible assets, net	120,730	136,177
Goodwill	108,597	197,026
Operating lease assets, net	218,008	—
Other assets	1,544	447
Total assets	$694,556	$626,988
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$50,966	$55,012
Accrued expenses and other current liabilities	44,639	45,306
Current portion of long-term debt	2,799	2,799
Current portion of operating lease liabilities	31,372	—
Total current liabilities	129,776	103,117
Long-term debt, net of discount and current portion	236,450	237,464
Deferred income taxes	33,934	41,842
Operating lease liabilities, net of current portion	216,324	—
Other liabilities	2,000	30,770
Total liabilities	618,484	413,193
Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 250,000,000 shares authorized; 44,034,608 and 43,672,418 shares issued and outstanding at November 2, 2019 and February 2, 2019, respectively	440	437
Additional paid-in capital	123,986	121,635
Accumulated (deficit) earnings	(48,354)	91,723
Total shareholders’ equity	76,072	213,795
Total liabilities and shareholders’ equity	$694,556	$626,988

J.Jill, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)
(Amounts in thousands)

	For the Thirteen Weeks Ended
	November 2, 2019	November 3, 2018
Net income	$2,387	$6,688
Interest expense, net	4,826	4,698
Income tax provision (benefit)	1,763	2,488
Depreciation and amortization	9,458	9,149
Equity-based compensation expense (a)	1,128	1,111
Write-off of property and equipment (b)	71	59
Adjusted EBITDA	$19,633	$24,193

	For the Thirty-Nine Weeks Ended
	November 2, 2019	November 3, 2018
Net (loss) income	$(89,982)	$28,431
Interest expense, net	14,852	14,368
Income tax (benefit) provision	132	10,412
Depreciation and amortization	28,307	27,398
Equity-based compensation expense (a)	3,544	2,954
Write-off of property and equipment (b)	85	87
Impairment of goodwill and indefinite-lived intangible assets	95,428	—
Impairment of long lived assets(c)	2,064	—
Other non-recurring expenses(d)	(740)	1,346
Adjusted EBITDA	$53,690	$84,996

(a)
Represents expenses associated with equity incentive instruments granted to our management. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grants.

(b)	Represents net gain or loss on the disposal of fixed assets.
(c)	Represents impairment of long-lived assets related to the change in use of a right-of-use asset.
(d)
Represents items management believes are not indicative of ongoing operating performance. For the thirty-nine weeks ended November 2, 2019 these expenses are primarily composed of a gain from insurance proceeds and restructuring costs. For the thirty-nine weeks ended November 3, 2018, these expenses include costs related to a CEO transition.

J.Jill, Inc.
Reconciliation of GAAP Operating Income to Adjusted Income from Operations
(Unaudited)
(Amounts in thousands)

	For the Thirteen Weeks Ended
	November 2, 2019	November 3, 2018
Operating income	$8,976	$13,874
Interest expense, net	4,826	4,698
Income tax provision (benefit)	1,763	2,488
Adjusted Income from Operations	$15,565	$21,060

	For the Thirty-Nine Weeks Ended
	November 2, 2019	November 3, 2018
Operating (loss) income	$(74,998)	$53,211
Interest expense, net	14,852	14,368
Income tax (benefit) provision	132	10,412
Impairment of goodwill and indefinite-lived intangible assets	95,428	—
Impairment of long lived assets(a)	2,064	—
Accelerated equity-based compensation expense	—	244
Other non-recurring expenses(b)	(740)	1,346
Adjusted Income from Operations	$36,738	$79,581

(a)	Represents impairment of long-lived assets related to the change in use of a right-of-use asset.
(b)
Represents items management believes are not indicative of ongoing operating performance. For the thirty-nine weeks ended November 2, 2019 these expenses are primarily composed of a gain from insurance proceeds and restructuring costs. For the thirty-nine weeks ended November 3, 2018, these expenses include costs related to a CEO transition.

J.Jill, Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income
(Unaudited)
(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	November 2, 2019	November 3, 2018
Net income and total comprehensive income	$2,387	$6,688
Add: Income tax provision	1,763	2,488
(Loss) Income before (benefit) provision for income taxes	4,150	9,176
Less: Adjusted tax (benefit) provision(c)	1,121	2,386
Adjusted net (loss) income	$3,029	$6,790
Adjusted net (loss) income per common share attributable to common shareholders:
Basic	$0.07	$0.16
Diluted	$0.07	$0.15
Weighted average number of common shares outstanding:
Basic	43,838,667	42,953,173
Diluted	43,950,702	44,475,793

	For the Thirty-Nine Weeks Ended
	November 2, 2019	November 3, 2018
Net (loss) income and total comprehensive (loss) income	$(89,982)	$28,431
Add: Income tax (benefit) provision	132	10,412
(Loss) income before (benefit) provision for income taxes	(89,850)	38,843
Add: Impairment of goodwill and indefinite-lived intangible assets	95,428	—
Add: Impairment of long-lived assets(a)	2,064	—
Add: Other non-recurring expenses(b)	(740)	1,346
Add: Accelerated equity-based compensation expense	—	244
Adjusted income before provision for income taxes	6,902	40,433
Less: Adjusted tax provision(c)	1,864	10,513
Adjusted net income	$5,038	$29,920
Adjusted net income per common share attributable to common shareholders:
Basic	$0.12	$0.70
Diluted	$0.12	$0.68
Weighted average number of common shares outstanding:
Basic	43,653,178	42,674,957
Diluted	43,653,178	44,199,800

(a)	Represents impairment of long-lived assets related to the change in use of a right-of-use asset.
(b)
Represents items management believes are not indicative of ongoing operating performance. For the thirty-nine weeks ended November 2, 2019 these expenses are primarily composed of a gain from insurance proceeds and restructuring costs. For the thirty-nine weeks ended November 3, 2018, these expenses include costs related to a CEO transition.

(c)	The adjusted tax provision for adjusted net income is estimated by applying a rate of 27% for FY19 and 26% for FY18, to the adjusted income before provision for income taxes.

Contacts:
Investor Contacts:
Caitlin Churchill
ICR, Inc.
investors@jjill.com
203-682-8200
Media Contact:
Chris Gayton
J.Jill, Inc.
media@jjill.com
617-689-7916